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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Illinois Tools Works Inc. of our report dated February 14, 1997 relating to the financial statements and financial statement schedule for the year ended December 28, 1996 appearing in Premark International, Inc.'s Annual Report on Form 10-K for the year ended December 26, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Chicago, Illinois
October 12, 1999